UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street Santa Barbara, California		93111-2936
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 2, 2004, we appointed Robert S. Vaters, 44, as our new Executive Vice President, Strategic Planning and Business Development and Declan Daly, 42, as our new Executive Vice President and Chief Financial Officer. Previously, Mr. Vaters had served as our Chief Financial Officer since August 2002.

Mr. Daly has served as our Corporate Controller and Principal Accounting Officer since March 30, 2002, and was promoted to Senior Vice President in September 2002. He was previously Vice President of Finance & Administration for Inamed International Corp. from 1998 to 2002.

Mr. Vaters has served as our Executive Vice President and Chief Financial Officer since August 20, 2002. From September 2001 to August 2002, Mr. Vaters worked on a variety of private merchant banking transactions. Prior to that, he was Executive Vice President, Chief Operating Officer at Arbinet Holdings, Inc., a leading telecom capacity exchange from January 2001 to July 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION

Date: November 8, 2004	By:	/s/ JOSEPH NEWCOMB
Joseph Newcomb
Executive Vice President, Secretary and General Counsel